DAVID E. NELSON
                      528 East 14th Avenue
                   SALT LAKE CITY, UTAH 84103

             SANGUINE CORPORATION LOCKUP AGREEMENT


                       Date: June 2, 2000

Sanguine Corporation
101 Green Street, Suite 11
Pasadena, CA 91105

Dear Dr. Drees,


     The undersigned understands that Sanguine Corporation, a Nevada Corporation (the "Company") intends to conduct a private offering of its Common Stock through Laidlaw Global Securities, Inc. ("Laidlaw"). The undersigned recognizes the benefits which the Company will derive from the offering. For and in consideration of the Company's willingness to register the shares of Common Stock, and other consideration, the undersigned hereby agrees as follows:

     During the period commencing on May 8, 2000 and ending on May 7, 2001, the undersigned will not, during the Lock-Up Period, directly or indirectly, through an 'affiliate", "associate" (as such terms are defined in the General Rules and Regulations under the Securities Act of 1993, as amended (the "Securities Act")), a family member or otherwise, offer, sell, pledge, hypothecate, grant an option for sale or otherwise dispose of, or transfer or grant any rights with respect thereto in any manner (either privately or publicly pursuant to Rule 144 of the General Rules and Regulations under the Securities Act, an S-8 registration or otherwise), 100,000 shares of Common Stock of the Company covered by that certain Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 9, 2000, SEC File No. 333-36596, without Laidlaw's prior written consent; provided, however, that such securities may be sold or otherwise transferred in a private transaction during the Lock-Up period so long as the acquirer of the Securities by written agreement with Laidlaw entered into at the time of the acquisition and delivered to Laidlaw prior to the consummation of such acquisition, agrees to be bound by the terms of this agreement.

     The undersigned hereby agrees to the placement of a legend on the certificates representing the Securities to indicate the restrictions on resale of the Securities imposed by this agreement and/or the entry of stop transfer orders with the transfer agent and the registrar of the Company's securities against the transfer of the Securities except in compliance with this agreement.

     If this agreement is acceptable to the undersigned, please sign the form of acceptance below and deliver one of the counterparts hereof to me. This will become a binding agreement between us upon execution by each of the parties hereto.


                              Very Truly Yours,




                              David E. Nelson
                              CFO Sanguine Corporation

AGREED TO AND ACCEPTED
2nd Day of June, 2000.
/s/Thomas Drees
__________________________
Sanguine Corporation
Authorized Agent